Exhibit 5.1

O’Melveny & Myers LLP Two Embarcadero Center 28th Floor San Francisco, CA 94111	T: +1-415-984-8700 F: +1-415-984-8701 omm.com	File Number: 0145225

February 11, 2022

Cepton, Inc.

399 West Trimble Road
San Jose, California 95131

Re:	Cepton, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Cepton, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the registration of:

(i) the proposed resale, from time to time in one or more offerings, of:

(a) up to 137,689,041 outstanding shares (the “Resale Shares”) of common stock, par value $0.00001 per share (the “Common Stock”) of the Company and

(b) 5,175,000 warrants (the “Resale Warrants”) that were previously issued by the Company in a private placement, each of which entitles the holder thereof to purchase one share of Common Stock for $11.50 per share, in each case, by the selling securityholders (the “Selling Securityholders”) named in the Prospectus;

(ii) 8,625,000 shares of Common Stock (the “Public Warrant Shares”) issuable by the Company upon the exercise of outstanding warrants that were previously issued by the Company in a transaction registered with the Commission (the “Public Warrants” and, collectively with the Resale Warrants, the “Warrants”)), each of which entitles the holder thereof to purchase one share of Common Stock for $11.50 per share; and

(iii) 5,175,000 shares of Common Stock (the “Private Warrant Shares” and, collectively with the Public Warrant Shares, the “Warrant Shares”) issuable by the Company upon the exercise of the Resale Warrants.

All of the Resale Shares and Resale Warrants are being registered on behalf of the Selling Securityholders. The Warrants were issued pursuant to a Warrant Agreement, dated January 29, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which includes a form of warrant certificate and is filed as an exhibit to the Registration Statement.

Austin ● Century City ● Dallas ● Los Angeles ● Newport Beach ● New York ● San Francisco ● Silicon Valley ● Washington, DC

Beijing ● Brussels ● Hong Kong ● London ● Seoul ● Shanghai ● Singapore ● Tokyo

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Resale Shares or Resale Warrants: (i) the Registration Statement has become effective and such effectiveness has not been terminated or rescinded; (ii) upon issuance of any Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Second Amended and Restated Certificate of Incorporation; (iii) there has not occurred any change in law or further action by the Company’s board of directors, in any case affecting the validity of such Resale Shares or Resale Warrants or enforceability of such Warrant Agreement; and (iv) the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the shares of Common Stock. We have also assumed that none of the sale and delivery of such Resale Shares, the issuance and delivery of the Warrant Shares or the compliance by the Company with the terms of the Warrant Agreement will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	The Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	Upon the exercise of the Warrants, when the Warrant Shares are issued by the Company against payment therefor in accordance with the terms of the Warrant Agreement and in an amount not less than the par value per thereof, the Warrant Shares will be validly issued, fully paid and nonassessable.

3.	The Resale Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

Our opinion as set forth in paragraph 1 above is subject to (a) the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (b) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

We express no opinion as to any provision of the Warrants that: (i) provides for economic remedies to the extent such provisions may constitute unlawful penalties, (ii) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (iii) restricts non-written modifications and waivers, (iv) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (v) relates to exclusivity, election or accumulation of rights or remedies, (vi) authorizes or validates conclusive or discretionary determinations, or (vii) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

The law covered by this opinion is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, as amended, or the rules and regulations of the Commission promulgated thereunder, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Resale Shares, the Resale Warrants and the Warrant Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to O’Melveny & Myers LLP under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

3